AMENDED AND RESTATED BYLAWS
OF
WALMART INC.

(EFFECTIVE AS OF NOVEMBER 10, 2022)

ARTICLE I
OFFICES
Section 1.    Registered Office. The registered office of Walmart Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may determine or as may be necessary or useful in connection with the business of the Corporation.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.    Place of Meetings. Meetings of the stockholders may be held at such place, if any, either within or without the State of Delaware, as shall be designated by the Board and stated in the notice of the meeting. In lieu of holding a meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.
Section 2.    Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors and any other proper business shall be held each year at such place, if any, on such date and at such time as shall be designated by the Board. The Corporation may postpone, reschedule, or cancel any annual meeting of stockholders previously scheduled.
Section 3.    Special Meetings.
(a)    A special meeting of stockholders may be called at any time by a majority of the Board, the Chairman of the Board, the Chief Executive Officer, if one, or the President, or by the Secretary acting under instructions of a majority of the Board, the Chairman of the Board, the Chief Executive Officer, or the President. The Corporation may postpone, reschedule, or cancel any special meeting of stockholders previously scheduled.
(b)    A special meeting of stockholders shall be called by the Secretary upon written request to the Secretary of one or more stockholders of record that, at the time the request is delivered, Own (as defined in clauses (1) and (2) of Section 15.2(c) below) in the aggregate at least ten percent (10%) of the voting power of the issued and outstanding shares of the Corporation; provided, however, that such request has been submitted in accordance with and in the form required by this Section 3 and that such request complies with all requirements of applicable law. A request to the Secretary shall be signed by each stockholder, or a duly authorized agent of each such stockholder, requesting the special meeting and shall set forth (1) a brief description of each matter of business desired to be brought before the special meeting, (2) the reasons for conducting such business at the special meeting, and (3) the information required in Section 5(c) and/or Section 5(e), as applicable.
(c)    A special meeting called by the Secretary shall be held at such date, time and place, if any, within or without the state of Delaware as may be fixed by the Board; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the Secretary unless a later date is required in order to allow the Corporation to file the information required under Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding the foregoing, the Secretary shall not be required to call a special meeting if the request to call the special meeting is received by the Secretary during the period commencing ninety (90) days before the first anniversary of the immediately preceding year’s annual meeting of stockholders and ending on the date that is thirty (30) days after the most recent annual meeting of stockholders.

(d)    A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders owning in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting. A request for a special meeting shall be deemed revoked if the stockholders that requested such a meeting do not maintain ownership of the requisite number of shares entitling the stockholders to request the calling of a special meeting, and in such event, the Board, in its discretion, may cancel the special meeting.
(e)    Only such business shall be conducted at a special meeting as shall have been specified in the notice of the special meeting (or in any supplement). Notwithstanding any other provision of these Bylaws, in the case of a special meeting requested by stockholders, only such business shall be conducted as shall have been specified in a written request submitted in accordance with and in the form required by Section 3(b) of this Article II; provided, however that nothing herein shall prohibit the Board from submitting additional matters to be voted upon by the stockholders at any special meeting requested by stockholders.
Section 4.    Notice of Meetings of Stockholders. Unless otherwise provided by law, the Certificate of Incorporation, or these Bylaws, notice of the place, if any, date and time of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting. Such notice shall be given in accordance with Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law.
Section 5.    Business at Annual and Special Meetings.
(a)    At an annual meeting of stockholders, only such nominations for directors shall be made and only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, business must (1) be specified in the notice of meeting (or in any supplement) given by or at the direction of the Board (or any committee thereof), (2) be otherwise properly brought before the meeting by or at the direction of the Board (or any committee thereof) or (3) satisfy the notice requirements set forth below in this Section 5 and otherwise be properly brought before the meeting by a stockholder who is a stockholder of record at the time the notice provided for in this Section 5 is delivered to the Secretary and through the time of the meeting and who is entitled to vote at the meeting.
(b)    For nominations or other business to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice in writing to the Secretary and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation by not earlier than the Close of Business (as defined in Section 5(j) below) on the 120th day nor later than the Close of Business on the 90th day prior to the one-year anniversary of the immediately preceding year’s annual meeting, provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, a stockholder’s notice must be delivered to or mailed and received by not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the Close of Business on the later of the 90th day prior to such meeting or the 10th day following the day on which a Public Announcement (as defined in Section 5(j) below) of the date of the annual meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a Public Announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
(c)    A stockholder’s notice to the Secretary shall set forth as to any matter the stockholder proposes to bring before the annual meeting (other than director nominations, which are governed by Section 5(e)): (1) a brief description of the specific proposal to be made or business desired to be brought before the annual meeting, (2) the text of any proposal or business to be considered at the annual meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (3) the reasons for conducting such business at the annual meeting, (4) the name and address, as they appear in the Corporation’s books, of the stockholder proposing such business and such stockholder’s principal occupation, and the name and address of any other Proposing Person, (5) the class, series and number of shares of the Corporation which are, directly or indirectly, owned of record, and/or beneficially owned by the stockholder or any other Proposing Person (as defined in Section 5(j) below), as well as any Disclosable Interests (as defined in Section 5(j) below) of such stockholder or any other Proposing Person, (6) any material interest of the stockholder or any other Proposing Person in any proposal or business to be considered at the annual meeting, (7) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends: (a) to appear in person or through a qualified representative at the meeting to present such proposal or business and (b) to remain a stockholder of the Corporation through the meeting, (8) a representation whether the stockholder or any other Proposing Person intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or business and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or business, (9) a description in reasonable detail of all agreements, arrangements and understandings, written or oral and formal or informal, (a) between or among more than one Proposing Persons or (b) between or among any Proposing Person and any other person or entity (naming each such person or entity) in connection with or related to the proposal of business by a stockholder, including without limitation (i) any understanding, formal or informal, written or oral, that any Proposing Person may have reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of or related to any business proposed or any nomination, or other action to be taken, by the Proposing Person, and (ii) any agreements that would be required to be disclosed by any Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (including the rules and regulations promulgated thereunder), (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity), (10) any other information relating to the Proposing Person and each member of any group identified in clause (8) above that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal. The Proposing Person shall also promptly, but in any event within five (5) business days after such request (or by the day prior to the day of the annual meeting, if earlier) provide to the Corporation such additional information as the Corporation may reasonably request. Any Proposing Person who has provided the notice or other information required by this Section 5(c) shall further update and supplement such notice or information, if necessary, so that the notice or information provided or required to be provided by this Section 5(c) shall be true and correct as of the record date for the meeting at which such proposal or business is to be considered and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date of such meeting.
(d)    In the event a special meeting is called for the purpose of electing one or more directors to the Board, any stockholder entitled to vote in the election of directors may nominate a person or persons (as the case may be) for election to such position(s) as may be specified in the notice for such meeting, by delivery to the Secretary at the principal executive offices of a notice in the form required by Section 5(e), which notice must be received by not earlier than the Close of Business on the 90th day prior to the special meeting and not later than the Close of Business on the later of the 60th day prior to the special meeting or the 10th day following the day on which a Public Announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment, recess, or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the special meeting at which directors are to be elected (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. Notwithstanding any provision of these Bylaws, in the case of a special meeting requested by stockholders, no stockholder may nominate a person for election to the Board or propose any other business to be considered at the meeting, except pursuant to a written request submitted in accordance with and in the form required by Section 3(b) of this Article II.

(e)    Nominations, other than those: (i) made by or at the direction of the Board or (ii) to be included in the Corporation’s proxy statement and form of proxy in accordance with Section 15 below, will be made pursuant to timely notice in writing to the Secretary in accordance with the time periods described in Section 5(b) in the case of an annual meeting and Section 5(d) in the case of a special meeting. Such stockholder’s notice to the Secretary shall set forth:
(1)    as to any director nominee: (A) the name, age, business address, and residence address of such person, (B) the principal occupation or employment of such person, (C) the class, series and number of shares of the Corporation which are, directly or indirectly, owned of record or beneficially owned by such person and any Disclosable Interests (as defined in Section 5(j) below) of such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Exchange Act, and (E) all written and signed representations and agreements and all completed and signed questionnaires required pursuant to Section 16 below; and
(2)    as to each stockholder providing the notice: (A) the name and address of such stockholder (including the name and address that appear on the Corporation’s books and records) and such stockholder’s principal occupation, and the name and address of any beneficial owner or beneficial owners on whose behalf the notice is given, (B) the class, series and number of shares of the Corporation which are, directly or indirectly, owned of record and/or beneficially owned by the stockholder or any other Proposing Person and any Disclosable Interests of such stockholder or any other Proposing Person, (C) a representation that the stockholder giving notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends: (a) to appear in person or through a qualified representative at the meeting to present the nomination and (b) to remain a stockholder of the Corporation through the meeting, (D) a representation whether the stockholder intends or is part of a group that intends: (i) to deliver a proxy statement and/or form of proxy to holders of issued and outstanding shares representing at least fifty percent (50%) of the voting power of the issued and outstanding shares of the Corporation that are entitled to vote generally in the election of directors, (ii) otherwise to solicit proxies or votes from stockholders in support of such director nominee, and/or (iii) otherwise to solicit proxies in support of any proposed director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, (E) a description in reasonable detail of all agreements, arrangements and understandings, written or oral and formal or informal, (a) between or among more than one Proposing Persons or (b) between or among any Proposing Person and any other person or entity (naming each such person or entity) in connection with or related to the nomination, including without limitation (i) any understanding, formal or informal, written or oral, that any Proposing Person may have reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of or related to the nomination or any business proposed, or other action to be taken, by the Proposing Person, and (ii) any agreements that would be required to be disclosed by any Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (including the rules and regulations promulgated thereunder), (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity), and (F) any other information relating to the stockholder giving notice and the other Proposing Persons that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder.
(f)    In addition to the information required in a stockholder’s notice, at the request of the Corporation, any person nominated by a stockholder for election as a director shall promptly, but in any event within five (5) business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as the Corporation may reasonably request. All information provided pursuant to Section 5(e) shall be deemed part of a stockholder’s notice for purposes of Section 5(e). In the event that the notice or any other information or communications provided by any Proposing Person or director nominee as required by Section 5(e) is not, when provided, or thereafter ceases to be, true correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Proposing Person or director nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such notice, information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a director nominee from its form of proxy as provided in this Section 5. Such notification of the Secretary shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than two (2) business days before the date of such meeting or, if such Proposing Person or director becomes aware of the need for such notification less than two (2) business days before the date of such meeting, as soon as practicable and in any event prior to such meeting. As a condition to serving on the Board, each director nominee shall submit to interviews with the Board or a committee thereof, if requested by the Board, and each director nominee shall make himself or herself available for any such interviews on or prior to the later of (i) ten (10) days following any reasonable request therefor from the Board (or any committee thereof) and (ii) the 30th day prior to such director nominee’s election to the Board. Notwithstanding anything in the first sentence of Section 5(e) to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased and there is no Public Announcement by the Corporation naming all of the Board’s nominees for director or specifying the size of the increased Board at least ten (10) days prior to the last day a stockholder may deliver a notice in accordance with Section 5(b), a stockholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 10th day following the day on which such Public Announcement is first made by the Corporation.
(g)    Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if any stockholder or Proposing Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide documentation reasonably satisfactory to the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then such nomination shall be disregarded and no vote on such nominee proposed by such stockholder or Proposing Person shall occur, notwithstanding that the nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, any stockholder or any Proposing Person that has provided notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, documentation reasonably satisfactory to the Corporation demonstrating that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(h)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted and no nominations for directors shall be made at an annual or special meeting of stockholders except in accordance with the procedures set forth in this Section 5 and (as applicable) in Section 15 below. The Board or the chair of an annual or special meeting shall have the power to determine whether a matter of business or a nomination was proposed or made, as the case may be, in accordance with the procedures set forth in these Bylaws. If a matter of business or a nomination is not properly brought before the annual or special meeting in accordance with these Bylaws or otherwise, the chairman of the meeting shall declare to the meeting and any such business or nomination not properly brought before the meeting need not be transacted. For the avoidance of doubt, unless required by applicable law, a nomination for director by a stockholder giving notice under Section 5(e) or any other business or nominations submitted by a stockholder giving notice under Section 5(b) is not properly brought before the annual or special meeting in accordance with these Bylaws if the Board or the chair of an annual or special meeting determines that (i) such stockholder or any such Proposing Person breaches any of its agreements, representations or warranties set forth in the notice given by such stockholder or otherwise submitted pursuant to Section 5, (ii) any of the information in such stockholder notice or otherwise submitted by such stockholder or Proposing Person was not, when provided, true, correct and complete, or (iii) any such stockholder or Proposing Person otherwise fails to comply with its obligations pursuant to these Bylaws.
(i)    Notwithstanding the foregoing provisions of this Section 5 and notwithstanding that the proposal or nomination is set forth in the notice of meeting or other proxy materials, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation (including any special meeting requested by stockholders in accordance with Section 3(b)) to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies or votes in respect of such nomination or proposed business may have been received by the Corporation. For purposes of these Bylaws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(j)    For purposes of these Bylaws:
(1)    “Disclosable Interests” means (i) any agreement, arrangement, or understanding (including any option, warrant, convertible security, stock appreciation right, derivative, swap, or other similar rights, conversion privileges or transaction or series of such transactions) engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of capital stock of the Corporation, including due to the fact that the value of such option, warrant, convertible security, stock appreciation right, derivative, swap, or other similar rights, conversion privileges or transactions are determined by reference to the price, value, or volatility of any shares of any class or series of capital stock of the Corporation, (ii) any agreement, arrangement, or understanding (including any option, warrant, convertible security, stock appreciation right, derivative, swap, or other similar rights, conversion privileges or transactions or series of such transactions) that provides, directly or indirectly, the opportunity to profit from, or to mitigate loss, manage risk, or benefit from, any increase or decrease in the price or value of shares of any class or series of capital stock of the Corporation, or (iii) any agreement, arrangement, or understanding (including any option, warrant, convertible security, stock appreciation right, derivative, swap, or other similar rights, conversion privileges or transactions or series of such transactions) that has the effect or intent, directly or indirectly, of maintaining, increasing, or decreasing the voting power of such Proposing Person with respect to shares of any class or series of capital stock of the Corporation.
(2)    “Proposing Person” means (i) the stockholder providing a notice required by this Section 5 (other than a stockholder of record that is a broker, bank, custodian, or similar entity that is acting solely as a nominee on behalf of a beneficial owner), (ii) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (iii) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act, for purposes of these Bylaws) of such stockholder or beneficial owner acting in concert with any of the persons described in clauses (i) or (ii).
(3)    “Close of Business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.
(4)    “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or other comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
Section 6.    Stock List. The Corporation shall prepare no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 6 or to vote in person or by proxy at any meeting of the stockholders. Nothing contained in this Section 6 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list of stockholders.
Section 7.    Quorum. Unless otherwise required by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation (as amended and/or restated from time to time, the “Certificate of Incorporation”), the holders of a majority in voting power of the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.
Section 8.    Adjournment and Recess of Meetings. The holders of a majority of the voting shares present in person or represented at a meeting of stockholders, whether or not a quorum is present, may adjourn the meeting of stockholders. The chair of a meeting of stockholders, whether or not a quorum is present, may adjourn or recess the meeting of stockholders for any reason, subject to any rules and regulations adopted by the Board pursuant to Section 11. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any manner permitted by Delaware General Corporation Law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
Section 9.    Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote on each matter, in person or by proxy, for each share of capital stock of the Corporation that has voting power on the matter in question and that is held by the stockholder. When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of applicable law, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, a different or minimum vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority in voting power of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Notwithstanding the foregoing, the vote required for the election of directors shall be as provided in Article III, Section 1.
Section 10.    Proxies.
(a)    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action without a meeting may authorize another person or persons to act for the stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder or such stockholder’s authorized officer, director, employee or agent may execute a document authorizing another person or persons to act for the stockholder as proxy; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing an electronic transmission (as defined in Article VIII of these Bylaws) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors of election for the meeting or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.
(b)    Any copy, facsimile telecommunication or other reliable reproduction of the document (including an electronic transmission) created pursuant to this Section 10 may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.
Section 11.    Conduct of Meetings. The Board may adopt rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations adopted by the Board, the chair of any meeting of the stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe rules and regulations and do all acts, as, in the judgment of that chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement; and (5) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 12.    Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of duties, shall take and sign an oath to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at the meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
Section 13.    Meetings by Remote Communication. If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means of remote communication, provided that (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (2) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings and (3) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 14.    Action Without a Meeting.
(a)    Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted and such consent or consents are delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law. No consent shall be effective to take the corporate action unless written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law within sixty (60) days of the first date on which a consent is so delivered to the Corporation.
(b)    Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who did not consent and who would have been entitled to notice if the action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
Section 15.    Proxy Access for Director Nominations.
Section 15.1.    Eligibility. Subject to the terms and conditions of these Bylaws, whenever the Board solicits proxies with respect to the election of directors at an annual meeting of stockholders, the Corporation (a) shall include in its proxy statement and on its form of proxy the names of, and (b) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to Section 15.2(a) (the “Authorized Number”) for election to the Board submitted pursuant to this Section 15 (each, a “Stockholder Nominee”), if: (i) the Stockholder Nominee satisfies the eligibility requirements in this Section 15; (ii) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 15 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below); (iii) the Eligible Stockholder satisfies the requirements in this Section 15 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials; and (iv) the additional requirements of these Bylaws are met.
Section 15.2.    Number of Stockholder Nominees; Eligible Stockholders; Ownership; and Additional Information.
(a)    The maximum number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 15 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided that the Authorized Number shall be reduced (i) by any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 15 but whom the Board decides to nominate as a Board nominee, but not below one; (ii) by any directors in office or director nominees that in either case shall be included in the Corporation’s proxy materials with respect to the annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the Corporation); and (iii) by any nominees who were previously elected to the Board as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board as a Board nominee; and (iv) by any Stockholder Nominee who is not included in the Corporation’s proxy materials or is not submitted for director election for any reason, in accordance with the last sentence of Section 15.4(b). In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.
(b)    To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 15 must: (i) Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of the Corporation that are entitled to vote generally in the election of directors) that represents at least three percent (3%) of the voting power of the issued and outstanding shares of the Corporation that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the “Required Shares”); and (ii) thereafter continue to Own the Required Shares through such annual meeting of stockholders. For purposes of satisfying the ownership requirements of this Section 15.2(b), a group of not more than twenty stockholders and/or beneficial owners may aggregate the number of shares of the Corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 15 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates (within the meaning of Rule 12b-2 under the Exchange Act), may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 15. A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are (A) under common management and investment control OR (B) under common management and funded primarily by a single employer OR (C) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For purposes of this Section 15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations promulgated under the Exchange Act.
(c)    For purposes of this Section 15:
(1) A stockholder or beneficial owner is deemed to “Own” only those issued and outstanding shares of the Corporation that are entitled to vote generally in the election of directors as to which the person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person in any transaction that has not been settled or closed, (2) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of issued and outstanding shares of the Corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings. For purposes of clauses (1) through (3), the term “person” includes its affiliates.
(2) A stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.
(3) A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five (5) business days’ notice and (A) the person recalls the loaned shares within five (5) business days of being notified that its Stockholder Nominee shall be included in the Corporation’s proxy materials for the relevant annual meeting; and (B) the person holds the recalled shares through the annual meeting.
(d)    For purposes of this Section 15, the “Additional Information” referred to in Section 15.1 that the Corporation will include in its proxy statement is: (i) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and (ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”). Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 15 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.
Section 15.3.    Stockholder Notice and Other Informational Requirements.
(a)    The Stockholder Notice shall set forth all the same information, representations and agreements required of Proposing Persons as set forth under Section 5(e) above (other than Section 5(e)(2)(D)), including the information required with respect to (i) any nominee for election as a director, (ii) any stockholder giving notice of an intent to nominate a candidate for election, and (iii) any Proposing Person and any other person on whose behalf the nomination is made under this Section 15. In addition, such Stockholder Notice shall include: (i) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act; (ii) a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (A) setting forth and certifying to the number of issued and outstanding shares of the Corporation that are entitled to vote generally in the election of directors the Eligible Stockholder Owns and has Owned (as defined in Section 15.2(c) of these Bylaws) continuously for at least three years as of the date of the Stockholder Notice, (B) agreeing to continue to Own such shares through the annual meeting, and (C) regarding whether or not it intends to maintain Ownership of the Required Shares for at least one year following the annual meeting; (iii) the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties: (A) it shall provide (1) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 15, (2) within five business days after the record date for the annual meeting both the information required under Section 5(e)(2)(A)-(B) and notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (3) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting; (B) it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have this intent, (2) has not nominated and shall not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 15, (3) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the Board, and (4) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and (C) it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 15, (3) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (4) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A, and (5) at the request of the Corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as the Corporation may reasonably request; and (iv) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 15.2(b).
(b)    To be timely under this Section 15, the Stockholder Notice must be delivered by a stockholder to the Secretary, and must be delivered to or mailed and received at the principal executive offices of the Corporation by not later than the Close of Business (as defined in Section 5(j) above) on the 120th day nor earlier than the Close of Business on the 150th day prior to the one-year anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the immediately preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered or so mailed and received by not earlier than the Close of Business on the 150th day prior to such annual meeting and not later than the Close of Business on the later of the 120th day prior to such meeting or the 10th day following the day on which a Public Announcement (as defined in Section 5(j) above) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a Public Announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.
(c)    The Stockholder Notice shall include, for each Stockholder Nominee, all written and signed representations and agreements and all completed and signed questionnaires required pursuant to Section 16 below. At the request of the Corporation, the Stockholder Nominee shall promptly, but in any event within five (5) business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as the Corporation may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies the requirements of this Section 15.
(d)    In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 15.
(e)    All information provided pursuant to this Section 15.3 shall be deemed part of the Stockholder Notice for purposes of this Section 15.
Section 15.4.    Proxy Access Procedures.
(a)    Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if the Board in its sole discretion determines: (i) the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 15, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 15 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, its obligations under this Section 15; (ii) the Stockholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Exchange Act Rule 16b-3, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is or has been, within the past three years, an officer or director of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten (10) years or (E) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (iii) the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board pursuant to the advance notice requirements for stockholder nominees for director in Section 5; or (iv) the election of the Stockholder Nominee to the Board would cause the Corporation to violate the Certificate of Incorporation of the Corporation, these Bylaws, or any applicable law, rule, regulation or listing standard.

(b)    An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 15 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the Authorized Number, the Stockholder Nominees to be included in the Corporation’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 15 shall be selected from each Eligible Stockholder for inclusion in the Corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the Corporation and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 15 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 15 thereafter is nominated by the Board, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 15), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.
(c)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) shall be ineligible to be a Stockholder Nominee pursuant to this Section 15 for the next two annual meetings.
(d)    Notwithstanding the foregoing provisions of this Section 15, unless otherwise required by law if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder, as defined in Section 5(i)) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. Without limiting the Board’s power and authority to interpret any other provisions of these Bylaws, the Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 15 and to make any and all determinations necessary or advisable to apply this Section 15 to any persons, facts or circumstances, in each case acting in good faith. Except as otherwise provided by Rule 14a-19 under the Exchange Act, this Section 15 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.
Section 16.    Submission of Information by Director Nominees.
(a)    To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver to the Secretary at the principal executive offices of the Corporation the following information: (i) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and to being named in the Corporation’s form of proxy and proxy statement as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and shall not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, shall act or vote on any issue or question that has not been disclosed to the Corporation, or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and shall not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (iv) if elected as a director, shall comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which shall be provided to such person promptly following a request therefor); and (ii) all completed and signed questionnaires required of the Corporation’s nominees (which shall be provided to such person promptly following a request therefor).
(b)    A nominee for election or re-election as a director of the Corporation shall also provide to the Corporation such additional information as the Corporation may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director.
(c)    All written and signed representations and agreements and all completed and signed questionnaires required pursuant to Section 16(a), and the additional information described in Section 16(b), shall be considered timely for a nominee for election or re-election as a director of the Corporation under Section 5(e) or Section 15 above if provided to the Corporation by the deadlines specified in Sections 5(b) and 5(e), or Sections 15.3(b) and 15.3(c) above, as applicable. All information provided pursuant to this Section 16 by a nominee for election or re-election as a director of the Corporation under Section 5(e) or Section 15 above shall be deemed part of the stockholder’s notice submitted pursuant to Section 5(e) or a Stockholder Notice (as defined in Section 15.1 above), as applicable.
ARTICLE III
THE BOARD OF DIRECTORS
Section 1.    Number, Election, and Term of Directors.
(a)    The number of directors that shall constitute the Board shall be not less than three nor more than twenty. Within these limits, the number of directors shall be fixed by the Board pursuant to a resolution adopted by a majority of the Board or by the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 and Section 9 of this Article III. Each director shall be elected to serve until the next annual meeting of the stockholders and until that director’s successor has been duly elected and qualified or until the director’s earlier death, resignation, or removal.
(b)    In an uncontested election of directors, each director of the Corporation shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; provided, however, in a contested election, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of Section 1 of this Article III: (i) an “uncontested election” is an election in which the number of nominees for director is not greater than the number to be elected and (ii) a “contested election” is an election in which the number of nominees for director is greater than the number to be elected, in each case, as determined as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation.
(c)    Following any uncontested election, any incumbent director who was a nominee and who did not receive a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (a “majority vote”), shall promptly tender his or her offer of resignation to the Chairman of the Board for consideration by the Board. A recommendation on whether or not to accept such resignation offer shall be made by a committee of independent directors that has been delegated the responsibility of recommending nominees for director for appointment or election to the Board, or (1) if each member of such committee did not receive the required majority vote or (2) if no such committee has been appointed, a majority of the Board shall appoint a special committee of independent directors for such purpose of making a recommendation to the Board (the “Nominating Committee”). If no independent directors received the required majority vote, the Board shall act on the resignation offers.
Within sixty (60) days following certification of the stockholder vote, the Nominating Committee shall recommend to the Board the action to be taken with respect to such offer of resignation. In determining whether or not to recommend that the Board accept any resignation offer, the Nominating Committee shall be entitled to consider all factors believed relevant by such Committee’s members, including without limitation: (1) any stated reasons for the director not receiving the required majority vote and whether the underlying cause or causes are curable; (2) the factors, if any, set forth in the guidelines or other policies that are to be considered by the

Nominating Committee in evaluating potential candidates for the Board as such factors relate to each director who has so offered his or her resignation; (3) the length of service of such director; (4) the effect of such resignation on the Corporation’s compliance with any law, rule, regulation, stock exchange listing standards, or contractual obligations; (5) such director’s contributions to the Corporation; and (6) any other factors that the Nominating Committee believes are in the best interests of the Corporation.
The Board shall act on the Nominating Committee’s recommendation within ninety (90) days following certification of the stockholder vote and shall notify the director concerned of its decision. In determining whether or not to accept any resignation offer, the Board shall take into account the factors considered by the Nominating Committee and any additional information and factors that the Board believes to be relevant. If any director’s resignation offer is not accepted by the Board, the Board shall, within four (4) business days after reaching its decision, publicly disclose the decision, including the reasons for not accepting a resignation offer, by a press release, a filing with the SEC or other broadly disseminated means of communication. Notwithstanding the foregoing, if the Board were to accept all of the offers of resignation then pending, resulting in the Corporation having fewer than three directors who were in office before the election, the Board may determine to extend such 90-day period by an additional ninety (90) days upon the conclusion that such an extension is in the best interests of the Corporation.
(d)    If any director’s resignation offer is not accepted by the Board, such director shall continue to serve until the next annual meeting and his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal. If a director’s resignation offer is accepted by the Board pursuant to Section 1 of this Article III, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2 of this Article III or may decrease the size of the Board pursuant to Section 1(a) of this Article III.
Section 2.    Vacancies and Newly Created Directorships.
(a)    Except as provided in Section 9(b) of this Article III and subject to the rights of holders of any class or series of capital stock to elect additional directors under specified circumstances, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders, and until the director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.
(b)    In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill the vacancy or vacancies, the vote to take effect when such resignation or resignations become effective, and each director chosen shall hold office until the next election of directors, and until the director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. No decrease in the number of authorized directors shall shorten the term of any incumbent director.
Section 3.    Regular Meetings. Regular meetings of the Board shall be held at such time and at such place as determined by the Board. A notice of each regular meeting is not required.
Section 4.    Special Meetings. Special meetings of the Board for any purpose or purposes may be called by the Chairman of the Board, the Chief Executive Officer, if one, the President, or a majority of the directors then in office on twenty-four hours’ notice to each director, either personally, by telephone, express delivery service (so that the scheduled delivery time of the notice is at least twenty-four hours in advance of the meeting), electronic transmission (effective when directed to the director), or on three (3) days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.
Section 5.    Quorum and Vote at Meetings. At all meetings of the Board, a majority of the total number of directors prescribed pursuant to Section 1 of this Article III shall constitute a quorum for the transaction of business, except to fill vacancies in the Board as provided in Section 2 of this Article III and to adjourn as provided in Section 6 of this Article III. The vote of a majority of the directors present at any meeting at which there is a quorum present shall be the act of the Board, unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number.

Section 6.    Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding of an adjourned meeting need not be given if announced, unless the meeting is adjourned for more than twenty-four hours. If the meeting is adjourned for more than twenty-four hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place to the directors who were not present at the time of adjournment in the manner specified in Section 4 of this Article III.
Section 7.    Participation in Meetings by Conference Telephone or Other Communications Equipment. Members of the Board or any Board committee may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by a director pursuant to this Section 7 shall constitute presence in person at the meeting.
Section 8.    Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board or a Board committee may be taken without a meeting, if all members of the Board or the Board committee consent in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or the Board committee. Such filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.
Section 9.    Resignation and Removal.
(a)    Any director may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, if one, the President, or the Secretary. Any such resignation shall take effect at the time specified in the notice of resignation or, if no time is specified, immediately upon receipt of the notice. Unless otherwise specified in the notice of resignation, acceptance of the resignation shall not be necessary to make it effective.
(b)    Any director or the entire Board may be removed from office at any time, with or without cause, but only upon the affirmative vote of the holders of at least a majority in voting power of the shares of capital stock of the Corporation entitled to vote at an election of directors. Upon such removal of a director, the stockholders (and not the remaining directors) shall elect a director to replace such removed director at the same stockholders meeting at which such removal took place or at a subsequent stockholders meeting. Whenever the holders of any class or series are entitled to elect one or more directors by the Certificate of Incorporation, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply in respect of the removal of any director elected by the holders of such class or series.
Section 10.    Board Committees.
(a)    The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting or disqualified from voting, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.
(b)    Any Board committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no committee shall have the power or authority to approve, adopt, or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or to adopt, amend, or repeal any bylaw of the Corporation.
(c)    Board committees shall have the names as determined by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board, when required. Unless otherwise specified in the Board’s resolution appointing the committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver), quorum, and voting requirements of the Board apply to Board committees and their members. Unless otherwise provided in the resolution of the Board designating the Board committee, a Board committee may create one or more subcommittees, each subcommittee to consist of one or more members of the Board committee, and delegate to a subcommittee any or all of the powers and authority of the Board committee.
Section 11.    Chairman of the Board. The Chairman of the Board shall preside, when present, at all meetings of the Board and stockholders, shall advise and counsel the other officers of the Corporation regarding the business and operations of the Corporation, and shall exercise such powers and perform such duties as shall be assigned or required by the Board.
Section 12.    Vice Chairman of the Board. The Board may appoint a Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall exercise the powers and perform the duties of the Chairman of the Board when the Chairman of the Board is not present.
Section 13.    Compensation. The Board shall have authority to fix the amount of compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or paid a stated salary or paid other compensation as a director. No payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation. Members of special or standing committees of the Board may be allowed compensation for serving on the committees, for attending committee meetings, and may be paid their expenses associated with their service on each such committee.
ARTICLE IV
OFFICERS
Section 1.    General. The officers of the Corporation shall consist of a President, a Chief Financial Officer, a Secretary and a Treasurer, and such other officers as the Board may appoint, including but not limited to a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Chief Executive Officer shall have the authority to appoint one or more Vice Presidents below the level of Senior Vice President, as well as having the authority to designate persons as global Vice Presidents, whether such persons are officers of the Corporation or not. The Chief Executive Officer shall also have the authority to appoint one or more Assistant Secretaries, and one or more Assistant Treasurers. Any number of offices may be held by the same person. The salaries of officers elected by the Board shall be fixed by the Board, by an authorized committee of the Board, or by such officers as may be designated by the Board.
Section 2.    Term of Office and Vacancies. The term of office of each officer shall commence upon the election of that officer by the Board or the Chief Executive Officer, as applicable, and end upon a successor to such officer being elected by the Board or the Chief Executive Officer, as applicable; by such officer’s death, resignation, or removal from office; or if the establishment of the office is within the discretion of the Board, the Board eliminating the office. The Board shall have the authority to designate persons as global officers, whether or not such designated persons are officers of the Corporation. Any officer may be removed from office, with or without cause, at any time by the vote of the Board. Any Vice President below the level of Senior Vice President appointed by the Chief Executive Officer in accordance with Section 1 above may be removed from office by the Chief Executive Officer. Any Assistant Secretary or Assistant Treasurer may be removed from office by the Chief Executive Officer. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board or the Chief Executive Officer, as applicable.
Section 3.    Duties and Powers. The duties and powers of the officers of the Corporation shall be as provided in these Bylaws or, if not provided for in these Bylaws, as designated by action of the Board. Without limiting the foregoing, and unless expressly limited by the Board, all instruments requiring execution by the Corporation, including but not limited to all contracts, agreements, indentures, checks or demands for money, notes, bonds, debentures, other obligations, other evidences of indebtedness and mortgages that the Corporation is authorized to execute may be executed, for and on behalf of the Corporation, by the Chairman of the Board (if the Chairman of the Board is an officer of the Corporation), the Chief Executive Officer, if one, the President, the Chief Operating Officer, if one, the Chief Financial Officer, any Vice President, or any other officer as may be appointed pursuant to these Bylaws. Any person having authority to sign on behalf of the Corporation may delegate by instrument in writing or electronic transmission, all or any part of such authority to an employee of the Corporation (an “associate”) unless such a delegation of authority is specifically limited by the Board.
Section 4.    The President. Subject to these Bylaws and the direction of the Board, the President shall have the responsibility and the power necessary for the general management, oversight, supervision and control of the business and affairs of the Corporation, and to ensure that all orders and resolutions of the Board are carried into effect. If the Board has elected a Chief Executive Officer of the Corporation, (1) the Chief Executive Officer shall have all of the powers granted by these Bylaws to the President and (2) the President shall, subject to the powers of supervision and control conferred upon the Chief Executive Officer, have such duties and powers as assigned to him or her by the Board or the Chief Executive Officer.
Section 5.    Chief Financial Officer. The Chief Financial Officer shall have general charge and supervision of the financial affairs of the Corporation, including budgetary and accounting methods, and shall approve payment, or designate others serving under him or her to approve for payment, all vouchers for distribution of funds and shall perform such other duties as may be assigned to him or her by the Board, the Chief Executive Officer, if one, or the President.
Section 6.    Vice Presidents. Each Executive Vice President, Senior Vice President, and Vice President elected by the Board, and each Vice President appointed by the Chief Executive Officer, shall perform such duties and exercise such powers as may be assigned by the Board, the Chief Executive Officer, if one, or the President.
Section 7.    Secretary. The Secretary shall attend all meetings of the stockholders and all meetings of the Board and record all proceedings at such meetings in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form. The Secretary, or his or her delegates, shall perform like duties for the Board committees, when required; provided, however, that the Secretary shall not be required to be present at any sessions of non-management or independent directors contemplated by any stock exchange listing standards to which the Corporation is subject. Except as may be otherwise provided in these Bylaws, the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and shall perform such other duties and exercise such other powers as may be prescribed by the Board, the Chief Executive Officer, if one, or the President. The Secretary shall keep in safe custody the seal of the Corporation, if any, and shall have authority to affix the seal of the Corporation to any instrument requiring it, and when so affixed it may be attested by the Secretary’s signature. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by any other officer’s signature.
Section 8.    Assistant Secretaries. Assistant Secretaries in the order determined by the Board or the Chief Executive Officer shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and exercise such other powers as may be assigned by the Board, the Chief Executive Officer, if one, the President, or the Secretary.
Section 9.    Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation, shall make such disbursements of the funds of the Corporation as are authorized, and shall perform such other duties and exercise such other powers as may be assigned to him or her by the Board, the Chief Executive Officer, if one, or the President.
Section 10.    Assistant Treasurers. The Assistant Treasurers in the order determined by the Board or the Chief Executive Officer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and exercise such other powers as may be assigned by the Board, the Chief Executive Officer, if one, the President, or the Treasurer.
Section 11.    Delegation of Authority. The Board may delegate the power or duties of any officer to any other officer or officers or agent or agents notwithstanding any provision of these Bylaws.
Section 12.    Action with Respect to Securities of Other Companies. Unless otherwise ordered by the Board, the Chairman of the Board (if the Chairman of the Board is an officer of the Corporation), the Chief Executive Officer, if one, the President, any Vice President, or any other officer as may be appointed pursuant to these Bylaws, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, in person or by proxy, at any meetings of security holders of corporations, limited liability companies, business trusts, and other entities in which the Corporation may hold securities and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities. The Board by resolution may confer like powers upon any other person or persons.
ARTICLE V
STOCK OF THE CORPORATION
Section 1.    Stock Certificates; Uncertificated Shares. The shares of capital stock of the Corporation shall be represented by certificates; however, the Board may provide by resolution that some, all, or any classes or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by any two officers of the Corporation, including, without limitation, the Chairman of the Board, the Chief Executive Officer, if one, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, or any Assistant Treasurer. Any or all the signatures on the certificate may be a reproduction. In case any officer, transfer agent, or registrar whose signature or reproduced signature appears on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was an officer, transfer agent, or registrar at the date of issue.
Section 2.    Transfers of Stock. Shares of capital stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of shares shall be made only on the records of the Corporation kept at an office of the Corporation or by the transfer agent designated by the Corporation to transfer shares. Transfers of shares may be made only by the record holder, or by the record holder’s legal representative authorized by power of attorney duly executed and filed with the Secretary or with the transfer agent appointed by the Board and, in the case of certificated shares, upon the surrender of the certificate or certificates for such shares properly endorsed. The Board may make such additional rules and regulations concerning the issue, transfer, and registration of certificates for shares or uncertificated shares as it may deem necessary but that are not inconsistent with these Bylaws.
Section 3.    Holders of Record. The Corporation shall be entitled to treat the record holder of shares of capital stock of the Corporation as the holder in fact and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice, except as otherwise provided by applicable law. No transfer of shares shall be valid against the Corporation for any purpose unless the transfer of shares is entered in the records of the Corporation or in the records of the transfer agent designated by the Corporation showing from and to whom the shares were transferred.
Section 4.    Lost Certificates. The Corporation may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, stolen, or destroyed. The Corporation may require the owner of such lost, stolen, or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or alleged to have been lost, stolen or destroyed or the issuance of such new certificate, or both.
Section 5.    Record Date.
(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall neither precede the date upon which the resolution fixing the record date is adopted by the Board nor shall, unless otherwise required by law, be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the Close of Business (as defined in Section 5(j) of Article II above) on the day next preceding the day on which notice is given or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board may fix a record date, which shall neither precede the date upon which the resolution fixing the record date is adopted by the Board nor shall be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining the stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board is required by the Delaware General Corporation Law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law. If no record date has been fixed by the Board and prior action by the Board is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the Close of Business on the day on which the Board adopts the resolution taking such prior action.
(c)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights with respect to any change, conversion, or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which shall neither precede the date upon which the resolution fixing the record date is adopted nor shall be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business on the day on which the Board adopts the resolution.
ARTICLE VI
INDEMNIFICATION
Section 1.    Indemnification.
(a)    Subject to Section 3 of this Article VI, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an associate benefit plan (collectively, “another enterprise”).
(b)    The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was an associate or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another enterprise.
Section 2.    Advancement of Expenses.
(a)    Subject to Section 3 of this Article VI, with respect to any person made or threatened to be made a party to any threatened, pending, or completed proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of a written agreement by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b)    With respect to any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was an associate or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition.
Section 3.    Actions Initiated Against the Corporation. Notwithstanding anything contained in Section 1(a) or Section 2(a) of this Article VI to the contrary, and except as provided in Section 5(b) of this Article VI with respect to a proceeding initiated against the Corporation by a director or officer of the Corporation (or by a person serving at the request of the Corporation as a director or officer of another enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting the proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense or like claim of the Corporation in such proceeding (or part thereof) unless the proceeding was authorized by the Board.
Section 4.    Contract Rights. With respect to any person made or threatened to be made a party to any proceeding, by reason of the fact that the person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 1(a) and 2(a) of this Article VI shall be contract rights. Any amendment, repeal, modification, or adoption of any provision inconsistent with this Article VI shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant to this Article VI with respect to any act or omission of the person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption).
Section 5.    Claims.
(a)    If a claim under Section 1(a) of this Article VI with respect to any right to indemnification (following the final disposition of such proceeding) is not paid in full by the Corporation within sixty (60) days after a written demand has been received by the Corporation or a claim under Section 2(a) of this Article VI with respect to any right to the advancement of expenses is not paid in full by the Corporation within twenty (20) days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses may at any time thereafter bring a lawsuit against the Corporation to recover the unpaid amount of the claim.
(b)    If successful in whole or in part in any lawsuit brought pursuant to Section 5(a) of this Article VI, or in a lawsuit brought by the Corporation to recover an advancement of expenses, the person seeking to enforce a right to indemnification or an advancement of expenses or the person from whom the Corporation sought to recover an advancement of expenses shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such lawsuit to the fullest extent permitted by law.
(c)    In any lawsuit brought by a person seeking to enforce a right to indemnification (but not a lawsuit brought by a person seeking to enforce a right to an advancement of expenses), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any lawsuit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses, or any lawsuit brought by the Corporation to recover an advancement of expenses, neither the failure of the Corporation to have made a determination prior to commencement of such lawsuit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such lawsuit.
(d)    In any lawsuit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses or by the Corporation to recover an advancement of expenses, the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.

Section 6.    Determination of Entitlement to Indemnification. Any indemnification required or permitted under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, associate, or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article VI and Section 145 of the Delaware General Corporation Law. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of the determination: (1) by a majority vote of the directors who are not parties to such action, lawsuit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders. Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board (including in such manner as may be set forth in any general or specific action of the Board applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties. Notwithstanding the foregoing, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action suit or proceeding referred to in Section 1(a) of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 7.    Non-Exclusive Rights. The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, associate, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
Section 8.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, associate, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.
Section 9.    Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.
ARTICLE VII
FORUM FOR ADJUDICATION OF DISPUTES
Section 1.    Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any current or former stockholder (including any current or former beneficial owner) to bring internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware. For purposes of this Article VII, “internal corporate claims” means claims, including claims in the right of the Corporation: (a) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity; or (b) as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 1.

Section 2.    Enforceability. If any provision of this Article VII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VII (including, without limitation, each portion of any sentence of this Article VII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.
ARTICLE VIII
GENERAL PROVISIONS
Section 1.    Dividends. Dividends upon or distributions with respect to the capital stock of the Corporation may be declared by the Board or by a Board committee designated by the Board, pursuant to and in accordance with applicable law. Dividends may be paid in cash, in property, in shares of capital stock or evidences of indebtedness of the Corporation. Before the Corporation pays any dividend on or makes any distribution in respect of the capital stock of the Corporation, there may be set aside out of any funds available for dividends and distribution of such sum or sums as the Board, in its absolute discretion, approves as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other purpose that the Board determines is conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.
Section 2.    Fiscal Year. The fiscal year of the Corporation shall end on January 31 of each year unless changed by resolution of the Board.
Section 3.    Corporate Seal. The corporate seal shall have inscribed the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile to be impressed, affixed or otherwise reproduced.
Section 4.    Reliance upon Books, Reports and Records. Except as provided by applicable law, each director and each member of a Board committee shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, associates or Board committees or by any other person as to matters that the director reasonably believes are within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 5.    Electronic Transmissions. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases) that creates a record that may be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.
Section 6.    Waivers of Notice. Whenever notice is required to be given under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, a written waiver of that notice, signed by the person entitled to that notice, or a waiver by electronic transmission by the person entitled to that notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of that meeting, to the transaction of any business because that meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, Board, or Board committee need be specified in any written waiver of notice or any waiver by electronic transmission.
ARTICLE IX
AMENDMENTS
These Bylaws may be altered, amended, or repealed, or new Bylaws may be adopted, by the stockholders or by the Board.